UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 18, 2009

SKYPEOPLE FRUIT JUICE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

                 000-32249                                                                                              98-0222013
(Commission File Number)                                                               (IRS Employer Identification No.)

           16F, National Development Bank Tower , No. 2, Gaoxin 1st Road, Xi’an, China                               710075
(Address of Principal Executive Offices)                                                                            (Zip Code)

011-86-29-88386415
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                 Entry into a Material Agreement

Shaanxi Tianren Organic Food Co., Ltd. ("Tianren"), a limited liability company and a wholly owned subsidiary of SkyPeople Fruit Juice, Inc., a Florida corporation (the “Company”), entered into a Stock Purchase Agreement with Xi’an Dehao Investment & Consulting Co., Ltd. (“Dehao”), a limited liability company organized under the laws of the People’s Republic of China (“PRC”), dated November 18, 2009 (“Stock Purchase Agreement”). Dehao, which, prior to the consummation of the transactions contemplated under the Stock Purchase Agreement, held 100% ownership interest in Yingkou Trusty Fruits Co., Ltd. (“Yingkou”), a limited liability company organized under the laws of the PRC. Pursuant to the Stock Purchase Agreement, Tianren has agreed to purchase 100% ownership interest in Yikou from Dehao for an aggregate cash purchase price of RMB 22,700,000 (approximately US$3,325,520). Tianren had made a down payment of RMB 20,000,000 (approximately US$2,929,973) as of June 30, 2009. Under the terms of the agreement, Tianren will pay the remaining RMB 700,000 (approximately US$102,549) in cash by November 25.    Yingkou engages in the business of  production and sale of apple concentrate.

All dollar amounts above are based on the exchange rate as of November 13, 2009 published by the Federal Reserve Statistical Release.

Item 9.01                      Financial Statements and Exhibits

99.1      English translation of the Share Purchase Agreement, dated as of November 18, 2009, by and between Shaanxi Tianren Organic Food Co., Ltd. and Xi’an Dehao Investment & Consulting Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                      November 20, 2009

SKYPEOPLE FRUIT JUICE, INC.

By:          /s/ SPRING LIU
            Spring Liu
 Chief Financial Officer